AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPTEMBER 1, 2005
                                           REGISTRATION STATEMENT NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               INFOCROSSING, INC.
             (Exact Name of Registrant as Specified in Its Charter)
DELAWARE                                                            13-325-2333
(State or Other Jurisdiction                                   (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)

                            2 CHRISTIE HEIGHTS STREET
                                LEONIA, NJ 07605
                    (Address of Principal Executive Offices)
                  --------------------------------------------

                 2002 STOCK OPTION AND STOCK APPRECIATION RIGHTS
                           PLAN OF INFOCROSSING, INC.
                            (Full Title of the Plan)
               ---------------------------------------------------

                                  ZACH LONSTEIN
                             CHIEF EXECUTIVE OFFICER
                               INFOCROSSING, INC.
                            2 CHRISTIE HEIGHTS STREET
                                LEONIA, NJ 07605
                     (Name and Address of Agent for Service)
                                 (201) 840-4700
          (Telephone Number, Including Area Code, of Agent For Service)


================================================================================================================================

                                                CALCULATION OF REGISTRATION FEE
================================================================================================================================
--------------------------------- ----------------------- ----------------------- ---------------------- -----------------------

                                                             Proposed Maximum       Proposed Maximum           Amount of
   Title of Securities to be           Amount to be           Offering Price            Aggregate           Registration Fee
           Registered                 Registered (1)            Per Share            Offering Price
--------------------------------- ----------------------- ----------------------- ---------------------- -----------------------

Common Stock, $.01 par value
per share                            2,000,000 shares           $ 8.59 (2)          $ 17,180,000 (2)           $ 2,022.09
================================= ======================= ======================= ====================== =======================


(1) Plus, in accordance with Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Infocrossing, Inc. 2002 Stock Option and Stock Appreciation Rights Plan (the "Plan") as a result of the adjustment provisions therein.

(2) Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the Securities Act, based upon the average of the bid and asked prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on August 30, 2005.

Approximate date of commencement of proposed sale to the public: The Common Stock obtained upon the exercise of options issued pursuant to the Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

     The contents of the Form S-8 Registration Statement No. 333-110191 are incorporated herein by reference.

     On June 15, 2004, the shareholders of Infocrossing, Inc. approved a resolution to increase the number of authorized shares of the Company's Common Stock issuable under the Infocrossing, Inc. 2002 Stock Option and Stock Appreciation Rights Plan from 1,000,000 to 3,000,000.

EXHIBITS.

     5.     Opinion of Robinson & Cole LLP regarding legality (filed herewith).

     23(a). Consent of Ernst & Young, LLP (filed herewith).

     23(b). Consent of Robinson & Cole LLP (contained in Exhibit 5).

     24.    Power of Attorney (filed herewith as part of the signature page).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leonia, State of New Jersey, on this 1st day of September, 2005.

                                               INFOCROSSING, INC.


                                               By:  /s/  ZACH LONSTEIN
                                                    ------------------
                                                    Zach Lonstein
                                                    Chief Executive Officer &
                                                    Chairman of the Board



                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zach Lonstein and Robert Wallach his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on September 1, 2005 in the capacities indicated.



Signature                           Title


/s/  ZACH LONSTEIN                  Chief Executive Officer &
---------------------------         Chairman of the Board of Directors
Zach Lonstein


/s/ ROBERT WALLACH                  Vice Chairman, President,
---------------------------         Chief Operating Officer & Director
Robert B. Wallach


/s/  WILLIAM MCHALE                 Chief Financial Officer, Treasurer &
---------------------------         Senior Vice President of Finance
William J. McHale


/s/  PETER DAPUZZO                  Director
---------------------------
Peter J. DaPuzzo


/s/ JEREMIAH HEALY                  Director
---------------------------
Jeremiah M. Healy


/s/  KATHLEEN PERONE                Director
---------------------------
Kathleen A. Perone


/s/ MICHAEL TARGOFF                 Director
---------------------------
Michael B. Targoff


                                    Director
---------------------------
Howard L. Waltman

                                INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION

5.                Opinion of Robinson & Cole LLP regarding legality.

23(a).            Consent of Ernst & Young, LLP.

23(b).            Consent of Robinson & Cole LLP (contained in Exhibit 5).

24.               Power of Attorney (filed as part of the signature page).